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                                                                    EXHIBIT 99.1

[SCHAWK, INC. LOGO]

At Schawk, Inc.:                                  At Dresner Corporate Services:
James J. Patterson, 847-827-9494                  Kristine Walczak, 312-726-3600
jpatterson@schawk.com                             kwalczak@dresnerco.com
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                    SCHAWK, INC. ANNOUNCES FOURTH QUARTER AND
               FULL-YEAR 2003 EARNINGS RELEASE AND CONFERENCE CALL

         DES PLAINES, Ill - Feb. 16, 2004 - Schawk, Inc. (NYSE:SGK), North America's leading provider of digital imaging prepress services to the consumer products industry, today announced plans to release fourth-quarter and full-year 2003 financial results on Tuesday, February 24, 2004, before the market opens.

         Schawk has also scheduled its conference call for Tuesday, February 24, 2004, at 9:30 a.m. central time. Hosting the call will be David A. Schawk, president and CEO, A. Alex Sarkisian, executive vice president and corporate secretary, and James J. Patterson, senior vice president and CFO.

         To participate in the call, please dial 800-218-0530 or 303-262-2140 at least five minutes prior to the start time and ask for the Schawk, Inc. conference call, or on the Internet, go to http://www.actioncast.acttel.com, event ID 19889. If you are unavailable to participate on the live call, a replay will be available through March 2 at 11:59 p.m. eastern time. To access the replay, dial 800-405-2236 or 303-590-3000, enter conference ID 567354, and follow the prompts. The replay will also be available on the Internet at http://www.actioncast.acttel.com, event ID 19889, for 30 days.

         Schawk, Inc., headquartered in suburban Chicago, is a leading supplier of digitized high resolution color graphic services, brand consulting and design and an array of digitally based workflow solutions, all aimed at bringing enhanced value to its clients. Schawk provides these advanced services for the food, beverage, and consumer products packaging, point of sale, and advertising markets.

         For more information about Schawk, visit our website at www.schawk.com.